                                                                  EXHIBIT (a)(3)

                               ZERO CORPORATION
                                      AND
                             ELECTRONIC SOLUTIONS,
                         A WHOLLY OWNED SUBSIDIARY OF
                               ZERO CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK

  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Common Stock of ZERO Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION, WHICH COMPLETES THIS FORM, MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

              To: FIRST INTERSTATE BANK OF CALIFORNIA, Depositary

             By Mail:                             By Facsimile:                 By Hand or By Overnight Courier:

First Interstate Bank of California               (201) 296-4293               First Interstate Bank of California
        c/o Chemical/Mellon              (For Eligible Institutions Only)        15821 Ventura Blvd., Suite 670
       Shareholder Services                                                           Encino, CA 91436-2946
           P.O. Box 817                       Confirm by Telephone:
          Midtown Station                         (800) 522-6645                               or
        New York, NY 10018                                                     First Interstate Bank of California
                                                                                    120 Broadway, 13th Floor
                                                                                       New York, NY 10271

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to ZERO Corporation, a Delaware corporation (the "Company"), and Electronic Solutions, a Nevada corporation and a wholly owned subsidiary of the Company (the "Subsidiary"; the Company and the Subsidiary are collectively referred to herein as the "Purchasers" and each is sometimes referred to herein individually as a "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 1, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $.01 per share (the "Shares") of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

-------------------------------------     -------------------------------------
          NUMBER OF SHARES                            SIGNATURE(S)

-------------------------------------     -------------------------------------
   CERTIFICATE NOS. (IF AVAILABLE)               NAME(S) (PLEASE PRINT)

                                          -------------------------------------
 IF SHARES WILL BE TENDERED BY BOOK                      ADDRESS
           ENTRY TRANSFER:

-------------------------------------     -------------------------------------
    NAME OF TENDERING INSTITUTION            AREA CODE AND TELEPHONE NUMBER

-------------------------------------     Dated:  ______________________ , 1996
     ACCOUNT NO. AT (CHECK ONE):

[_] The Depository Trust Company
[_] Midwest Securities Trust Company
[_] Philadelphia Depository Trust Company

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED

--------------------------------------------------------------------------------
           CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF
  NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTSBOX BELOW), THERE IS NO
                            VALID TENDER OF SHARES.
--------------------------------------------------------------------------------

 [_] $15.75       [_] $16.00       [_] $16.25       [_] $16.50       [_] $16.75
 [_] $17.00       [_] $17.25       [_] $17.50       [_] $17.75       [_] $18.00

--------------------------------------------------------------------------------

         CONDITIONAL TENDER                             ODD LOTS

 UNLESS THIS BOX HAS BEEN COMPLETED       To be completed ONLY if Shares are
 AND A MINIMUM SPECIFIED, THE TEN-        being tendered by or on behalf of
 DER WILL BE DEEMED UNCONDITIONAL         persons owning beneficially, as of
 (see Sections 6 and 13 of the Of-        the close of business on January
 fer to Purchase).                        31, 1996, and who continue to own
                                          beneficially as of the Expiration
                                          Date, an aggregate of fewer than
                                          100 Shares, excluding Shares held
                                          in the Fund or in the Dividend Re-
                                          investment Plan (as such terms are
                                          defined in the Offer to Purchase).

 Minimum number of Shares that must       The undersigned either (check one):
 be purchased, if any are
 purchased:

        _________ Shares                  [_] was the beneficial owner as of
                                              the close of business on January
                                              31, 1996, and continues to be the
                                              beneficial owner as of the
                                              Expiration Date, of an aggregate
                                              of fewer than 100 Shares, ex-
                                              cluding Shares held in the Fund or
                                              in the Dividend Reinvestment Plan,
                                              all of which are tendered, or

                                          [_] is a broker, dealer, commercial
                                              bank, trust company or other
                                              nominee that (i) is tendering, for
                                              the beneficial owners there-of,
                                              Shares with respect to which it is
                                              the record owner, and (ii)
                                              believes, based upon representa-
                                              tions made to it by each such
                                              beneficial owner, that such ben-
                                              eficial owner owned beneficially
                                              as of the close of business on
                                              January 31, 1996, and continues to
                                              own as of the Expiration Date, an
                                              aggregate of fewer than 100
                                              Shares, excluding Shares held in
                                              the Fund or in the Divi-dend
                                              Reinvestment Plan, and is
                                              tendering all of such Shares.

                                          If you do not wish to specify a
                                          purchase price, check the
                                          following box, in which case you
                                          will be deemed to have tendered at
                                          the Purchase Price determined by
                                          the Purchasers in accordance with
                                          the terms of the Offer (persons
                                          checking this box need not
                                          indicate the price per Share in
                                          the box entitled "Price (In
                                          Dollars) Per Share at which Shares
                                          Are Being Tendered" above.) [_]

              GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, Midwest Securities Trust Company or Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.


-------------------------------------     -------------------------------------
            NAME OF FIRM                          AUTHORIZED SIGNATURE

-------------------------------------     -------------------------------------
               ADDRESS                             NAME (PLEASE PRINT)

-------------------------------------     -------------------------------------
        CITY, STATE, ZIP CODE                             TITLE

-------------------------------------
   AREA CODE AND TELEPHONE NUMBER

Dated: __________________, 1996

                DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                   YOUR STOCK CERTIFICATES MUST BE SENT WITH
                          THE LETTER OF TRANSMITTAL.